SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 24, 2005

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Omnicare, Inc. (the “Company”) from time to time grants non-qualified stock options and restricted stock awards to certain executive officers and employees of the Company pursuant to the Company’s 2004 Stock and Incentive Plan (the “Plan”). Such grants are in substantially the forms filed as Exhibits 10.01-10.03 to the Company’s Form 8-K dated December 1, 2004 and herewith as (i) Exhibit 10.01—form of restricted stock award letter for executive officers and (ii) Exhibit 10.02—form of restricted stock award letter for employees of the Company who are not executive officers.

On March 24, 2005, the Compensation and Incentive Committee approved incentive compensation awards consisting of restricted stock to the Company’s executive officers under the Plan in the following amounts: Joel F. Gemunder, President and Chief Executive Officer: 154,886 shares; David W. Froesel, Jr., Senior Vice President and Chief Financial Officer: 29,649 shares; Patrick E. Keefe, Executive Vice President—Operations: 24,569 shares; Cheryl D. Hodges, Senior Vice President and Secretary: 22,002 shares; Timothy E. Bien, Senior Vice President—Professional Services and Purchasing: 17,816 shares; and Kirk M. Pompeo, Senior Vice President—Sales and Marketing: 9,856 shares. The restricted stock awards granted on March 24, 2005 to the executive officers above vest ratably over a period of ten years and the Fair Market Value (as defined in the Plan) per share for such grants was $35.51. The form of Restricted Stock Award Letter for these grants to executive officers is filed herewith as Exhibit 10.01.

The Compensation and Incentive Committee previously approved incentive compensation awards consisting of stock options and restricted stock to the Company’s executive officers under the Plan in the following amounts: Mr. Gemunder: options representing 460,000 shares of Company common stock and 70,000 shares of restricted stock; Mr. Froesel: options representing 100,000 shares of Company common stock and 15,000 shares of restricted stock; Mr. Keefe: options representing 70,000 shares of Company common stock and 12,500 shares of restricted stock; Ms. Hodges: options representing 84,000 shares of Company common stock and 12,500 shares of restricted stock; Mr. Bien: options representing 70,000 shares of Company common stock and 10,000 shares of restricted stock; and Mr. Pompeo: options representing 25,000 shares of Company common stock and 5,000 shares of restricted stock. The stock options described above have an exercise price of $27.60, which was equal to the Fair Market Value (as defined in the Plan) per share, and have an exercise period of ten years from the date of grant. The restricted stock grants vest over a staggered seven-year vesting schedule with the greater portion vesting in the latter years. The forms of Stock Option Award Letter and restricted stock award letter for these grants to executive officers were filed as Exhibits 10.01 and 10.02, respectively, to the Company’s Form 8-K dated December 1, 2004.

On March 24, 2005, Omnicare, Inc. (the “Company”) executed amendments to the employment agreements with (i) Mr. Gemunder, (ii) Mr. Keefe and (iii) Ms. Hodges (A) extending the term of such executive’s employment agreement for a period of one year from and after the stated expiration date of each respective employment agreement and (B) providing that the minimum base salary payable to each such person shall be such person’s base salary as in effect for March 1, 2005 or as increased by the Board from time to time. The amendments to the employment agreements with each of the executive officers listed above are filed hereto as Exhibits 99.1-99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.01	Form of Restricted Stock Award Letter (Executive Officers).

10.02	Form of Restricted Stock Award Letter (Employees Other Than Executive Officers).

99.1	Twentieth Amendment to Employment Agreement with Joel F. Gemunder, dated March 24, 2005.

99.2	Nineteenth Amendment to Employment Agreement with Cheryl D. Hodges, dated March 24, 2005.

99.3	Thirteenth Amendment to Employment Agreement with Patrick E. Keefe, dated March 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Cheryl D. Hodges
Senior Vice President and Secretary

Dated: March 29, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.01	Form of Restricted Stock Award Letter (Executive Officers).

10.02	Form of Restricted Stock Award Letter (Employees Other Than Executive Officers).

99.1	Twentieth Amendment to Employment Agreement with Joel F. Gemunder, dated March 24, 2005.

99.2	Nineteenth Amendment to Employment Agreement with Cheryl D. Hodges, dated March 24, 2005.

99.3	Thirteenth Amendment to Employment Agreement with Patrick E. Keefe, dated March 24, 2005.